EXHIBIT 23(1)
CONSENT OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Board of Directors
RARE Hospitality International, Inc.
We consent to incorporation by reference in the registration statements No. 333-30046, No. 333-65485, No. 333-11983, No. 333-11963, No. 333-11969, No. 333-11977, No. 333-97711; No. 333-49674 and No. 333-116316 on Form S-8 and in the registration statement No. 333-54150 on form S-3 of RARE Hospitality International, Inc. of our report dated November 14, 2006, with respect to the consolidated balance sheets of RARE Hospitality International, Inc. and subsidiaries as of December 25, 2005 and December 26, 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 25, 2005, which report appears in the December 25, 2005 annual report on Form 10-K/A (Amendment No. 1) of RARE Hospitality International, Inc.
Our report dated November 15, 2006 contains an explanatory paragraph that states that the Company has presented the results of operations of the Bugaboo Creek Steak House business as discontinued operations.
KPMG LLP
Atlanta, Georgia
November 15, 2006